UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2019

EPIZYME, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35945	26-1349956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Technology Square, Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 229-5872

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 7, 2019, Epizyme, Inc. (the “Company”) filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware with respect to the Company’s Series A convertible preferred stock, par value $0.0001 per share (the “Series A Stock”).

The rights, preferences and privileges of the Series A Stock are set forth in the Certificate of Designation. Each share of Series A Stock is convertible into 10 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at any time at the holder’s option. However, the holder will be prohibited, subject to certain exceptions, from converting shares of Series A Stock into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates and attribution parties, would own more than 9.99% of the total number of shares of Common Stock then issued and outstanding, which percentage may be changed at the holders’ election to a higher or lower percentage upon 61 days’ notice to us. In the event of a liquidation, dissolution, or winding up of the Company, holders of Series A Stock will receive a payment equal to $0.001 per share of Series A Stock before any proceeds are distributed to the holders of Common Stock. Shares of Series A Stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding shares of Series A Stock will be required to amend the terms of the Series A Stock or take certain other actions with respect to the Series A preferred stock. Shares of Series A Stock will be entitled to receive dividends equal to (on an as-if-converted-to-Common Stock basis), and in the same form and manner as, dividends actually paid on shares of Common Stock, and will rank:

•	senior to all Common Stock;

•	senior to any class or series of capital stock hereafter created specifically ranking by its terms junior to the Series A Stock;

•	on parity with any class or series of capital stock hereafter created specifically ranking by its terms on parity with the Series A Stock; and

•	junior to any class or series of capital stock hereafter created specifically ranking by its terms senior to the Series A Stock;

in each case, as to distributions of assets upon the Company’s liquidation, dissolution or winding up whether voluntarily or involuntarily.

A copy of the Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The foregoing description of the rights, preferences and privileges of the Series A Stock is qualified in its entirety by reference to such exhibit.

Item 8.01 Other Events.

On March 6, 2019, the Company entered into two underwriting agreements (each, an “Underwriting Agreement”) with Jefferies LLC, Citigroup Global Markets, Inc. and Cowen and Company, LLC, as representatives of the several underwriters listed therein (collectively, the “Underwriters”), relating to separate, concurrent underwritten public offerings (the “Offerings”) of the Company’s securities, which together are expected to result in gross proceeds to the Company of approximately $150 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

The first Underwriting Agreement (the “Common Stock Agreement”) relates to the public offering and sale of 10,000,000 shares of Common Stock at a public offering price of $11.50 per share (the “Common Offering”). All of the Common Stock is being sold by the Company. The Underwriters have agreed to purchase the Common Stock from the Company pursuant to the Common Stock Agreement at a price of $10.695 per share. Under the terms of the Common Stock Agreement, the Company has also granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 1,500,000 shares of Common Stock at the same price per share as the Common Stock.

The second Underwriting Agreement (the “Preferred Stock Agreement”) relates to the public offering of 304,348 shares of the Series A Stock at a public offering price of $115.00 per share (the “Preferred Offering,” and together with the Common Offering, the “Offerings”). All of the Series A Stock is being sold by the Company. The Underwriters have agreed to purchase the Series A Stock from the Company pursuant to the Preferred Stock Agreement at a price of $106.95 per share. Under the terms of the Preferred Stock Agreement, the Company has also granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 45,652 shares of Series A Stock at the same price per share as the Series A Stock.

The Common Stock and Preferred Stock will be issued pursuant to prospectus supplements dated March 6, 2019 and accompanying base prospectuses dated April 5, 2018 that form a part of the automatic registration statement on Form S-3ASR that the Company filed with the U.S. Securities and Exchange Commission (File No. 333-224159). The closings of the Offerings are expected to take place on or about March 11, 2019, subject to the satisfaction of customary closing conditions.

Each Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in each Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. A copy of the Common Stock Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. A copy of the Preferred Stock Agreement is attached as Exhibit 1.2 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreements does not purport to be complete and is qualified in its entirety by reference to the applicable exhibits.

A copy of the legal opinion and consent of Wilmer Cutler Pickering Hale and Dorr LLP relating to the sale of the securities in the Offerings is attached as Exhibit 5.1 hereto.

Item 9.01. Financial Statements and Exhibits.

d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement related to the Common Offering, dated March 6, 2019, by and among the Company and Jefferies, LLC, Citigroup Global Markets, Inc. and Cowen and Company, as representatives of the several Underwriters

1.2	Underwriting Agreement related to the Preferred Offering, dated March 6, 2019, by and among the Company and Jefferies, LLC, Citigroup Global Markets, Inc. and Cowen and Company, as representatives of the several Underwriters

3.1	Certificate of Designation of Series A Convertible Preferred Stock of the Company

4.1	Form of Series A Preferred Stock Certificate

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIZYME, INC.

Date: March 7, 2019	By:	/s/ Robert B. Bazemore
Robert B. Bazemore
President and Chief Executive Officer